Exhibit 99.1

FOR IMMEDIATE RELEASE

November 7, 2011

Contact:

John B. Woodlief

Vice President – Finance and

Chief Financial Officer

704-372-5404

Ruddick Corporation Completes Sale

of its American & Efird Business to KPS Capital Partners, LP

CHARLOTTE, N.C.—November 7, 2011--Ruddick Corporation (NYSE: RDK) (the “Company”) announced today that it has completed the previously announced sale to two newly formed affiliates of KPS Capital Partners, LP of all of the Company’s ownership interest in its American & Efird business, for $180 million in cash consideration, subject to adjustments for working capital and certain liabilities, including under funded pension liability and foreign debt as previously disclosed.

Ruddick Corporation is the parent company of Harris Teeter, Inc., a leading regional supermarket chain with operations in eight states primarily in the southeastern and mid-Atlantic United States, and the District of Columbia.

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For more information on Ruddick Corporation, visit our web site at:
www.ruddickcorp.com.